RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT, dated as of January 19, 2022, is by and between (i) Great-West Funds, Inc. (the “Acquiring Investment Company”), a corporation organized under the laws of the State of Maryland, on behalf of its separate series listed on Schedule A (each, an “Acquiring Fund”), severally and not jointly; and (ii) DFA Investment Dimensions Group Inc. (the “Acquired Investment Company”), a corporation organized under the laws of the State of Maryland, on behalf of its separate series listed on Schedule B (each, an “Acquired Fund”), severally and not jointly.

WHEREAS, each of the Acquiring Investment Company and the Acquired Investment Company is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) of the 1940 Act limits the extent to which a registered investment company, its principal underwriter (the “Distributor”), or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, the Acquiring Investment Company is operated as a series investment company, and each Acquiring Fund is a series of the Acquiring Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statement for the Acquiring Funds and the Acquiring Investment Company; and

WHEREAS, the Acquired Investment Company is operated as a series investment company, and each Acquired Fund is a series of the Acquired Investment Company, having its own assets and liabilities and investing in securities in accordance with its own investment objectives and policies, as described in the registration statements for the Acquired Funds and the Acquired Investment Company; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the shares of the Acquired Funds (“Shares”), in excess of the limits of Section 12(d)(1)(A) of the 1940 Act, and (ii) registered investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell shares of registered investment companies, such as the Shares of the Acquired Funds, in excess of the limits of Section 12(d)(1)(B) of the 1940 Act, subject to compliance with the terms and conditions of the Rule; and

WHEREAS, under the Rule, prior to acquiring Shares in excess of the limits imposed by Section 12(d)(1)(A), the Acquiring Investment Company, on behalf of the Acquiring Funds, must enter into a written agreement with the Acquired Investment Company, on behalf of the applicable Acquired Funds; and

WHEREAS, under the Rule, prior to an Acquired Fund, the Distributor, or a Broker knowingly selling Shares in excess of the limits imposed by Section 12(d)(1)(B), the Acquired Investment Company, on behalf of the Acquired Funds, must enter into a written agreement with the Acquiring Investment Company, on behalf of the applicable Acquiring Funds; and

WHEREAS, an Acquiring Fund, from time to time, may invest in Shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, an Acquired Fund, the Distributor, or a Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and

WHEREAS, the parties hereby mutually agree to terminate that certain Participation Agreement, dated September 30, 2015, by and between Great-West Funds, Inc. and DFA Investment Dimensions Group Inc., as of the date hereof, and waive any notice required for termination as set forth therein; and

NOW THEREFORE, in accordance with the Rule, the Acquiring Investment Company, on behalf of the Acquiring Funds, and the Acquired Investment Company, on behalf of the Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, the Distributor, or a Broker may sell Shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist Dimensional Fund Advisors LP (“Dimensional”), the Acquired Funds’ investment adviser, with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s then-current registration statement, as supplemented from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of redemption requests to the Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. This provision will apply to redemption requests that are greater than 2.5% of an Acquired Fund’s total outstanding Shares, or such other reasonable amount that the Acquired Fund identifies in writing. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investments in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. The parties agree that, absent unusual circumstances, such information shall be contained in the Acquired Funds’ registration statements, as supplemented from time to time, and shareholder reports.

2.	Representations, Warranties, and Agreements of the Acquired Funds

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or a Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), each Acquired Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquiring Fund in writing if such Acquired Fund fails to comply with (A) the terms and conditions of the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.

3.	Representations, Warranties, and Agreements of the Acquiring Funds

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of Shares by an Acquired Fund, the Distributor, or a Broker to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B), each Acquiring Fund represents, warrants, and agrees that it will, for as long as this Agreement remains in effect: (i) comply with all of the terms and conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the applicable Acquired Fund in writing if such Acquiring Fund fails to comply with (A) the terms and conditions of the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or (B) this Agreement.

4.	Notices

All notices, including all information that a party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Funds:	If to the Acquired Funds:

Jonathan Kreider

c/o Great-West Capital Management, LLC

8525 E. Orchard Road, 1T3

Greenwood Village, CO 80111

Email: jonathan.kreider@greatwest.com

With a copy to:

Ryan Logsdon

Attn: Legal Dept.

8525 E. Orchard Road, 2T3

Greenwood Village, CO 80111

Email: ryan.logsdon@empower-

retirement.com

Legal Department DFA Investment Dimensions Group Inc. 6300 Bee Caves Road, Building One Austin, TX 78746 With a copy to: GCG_Ops@dimensional.com

5.	Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles, and the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of Texas or any of the provisions herein conflict with the applicable provisions of the 1940 Act or other federal laws and regulations which may be applicable, the latter shall control.

6.	Term and Termination

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments by the Acquiring Funds in the Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 6.

(b) This Agreement shall continue, in its entirety or with respect to any particular Acquiring Fund or Acquired Fund, until terminated in writing by either party upon 60 days’ written notice to the other party. Upon termination of this Agreement, no Acquiring Fund may purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Upon termination of this Agreement with respect to any particular Acquiring Fund or Acquired Fund, the parties may not rely on the Rule with respect to any investment by such terminated Acquiring Fund in Shares of Acquired Funds or investment in Shares of such terminated Acquired Fund by Acquiring Funds.

7.	Miscellaneous

(a) Material Representations. It is understood that the name “Dimensional Fund Advisors,”

“Dimensional,” “DFA” or any derivative thereof or logos associated with those names are the valuable property of Dimensional and its affiliates. The Acquired Investment Company hereby consents to the Acquiring Investment Company’s use of the name of the Acquired Investment Company’s Acquired Funds and the names of their affiliates in the Acquiring Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications for so long as this Agreement is valid. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies), which such approval may not be unreasonably withheld. Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations. Except with the written consent of an Acquired Investment Company, the Acquiring Investment Company shall not make any oral or written material representations concerning any Acquired Investment Company, any Acquired Fund, or Dimensional other than the information or representations contained in: (i) a registration statement or prospectus for an Acquired Investment Company, as amended or supplemented from time to time; (ii) published reports or statements of an Acquired Fund that are in the public domain or approved by an Acquired Investment Company or Dimensional; or (iii) sales literature or other promotional material of an Acquired Investment Company.

(b) Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement is binding upon, and inures to the benefit of, the parties hereto, and their respective successors and assigns.

(c) Amendment. This Agreement may be amended only by a writing that is signed by each party, except with respect to the contact information included in Section 4, which may be amended from time to time by any party upon written notice to the other parties.

(d) Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Investment Company. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the applicable Acquired Investment Company.

(e) Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

(f) Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

(g) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(h) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Great-West Funds, Inc., on behalf of the Acquiring Funds listed on Schedule A to this Agreement, severally and not jointly

/s/ Kelly B. New
Kelly New
Title: Treasurer

DFA Investment Dimensions Group, Inc., on behalf of the Acquired Funds listed on Schedule B to this Agreement, severally and jointly

/s/ Carolyn L. O
Carolyn L. O
Title: Vice President and Secretary

SCHEDULE A

List of Acquiring Funds of the Acquiring Investment Company to which the Agreement Applies

GREAT-WEST FUNDS, INC.

Great-West Lifetime 2015 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Lifetime 2060 Fund

SCHEDULE B

List of Acquired Funds of the Acquired Investment Company to which the Agreement Applies

DFA INVESTMENT DIMENSIONS GROUP INC.

DFA International Real Estate Securities Portfolio